Exhibit 99.1

Pope Resources Announces Quarterly Distribution

POULSBO, Wash.--(BUSINESS WIRE)--April 13, 2011--Pope Resources (NASDAQ:POPE) announced today a quarterly distribution of 25 cents per unit, effective for unitholders of record on May 5, 2011 and payable on May 19, 2011.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 178,000 acres of timberland and development property in Washington and Oregon. We also manage, co-invest in, and consolidate two timberland investment funds that we manage for a fee. In addition, we offer our forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

CONTACT:
Pope Resources
VP & CFO
Tom Ringo, 360-697-6626
Fax: 360-697-1156